Exhibit 32.2

CERTIFICATION OF P PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ATIF Holdings Limited (the “Company”) on Form 10-Q for the quarterly period ended April 30, 2024 as filed with the Securities and Exchange Commission (the “Report”), I hereby certify in my capacity as Chief Financial Officer of the Company, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: June 14, 2024

By: /s/ Yue Ming
Yue Ming
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)